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                                                                    EXHIBIT 99.1

REVOCABLE PROXY

                            UNITED COMMUNITY BANCORP
                            1039 Second Street, N.E.
                          Hickory, North Carolina 28601

                              APPOINTMENT OF PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Barbara D. Myers, Carole F. Teague, and Joe
S. Tripp or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of United Community Bancorp ("Bancorp") held of record by the undersigned on ________, 2002, at the Special Meeting of Shareholders of Bancorp to be held at the Gateway Conference Center, 909 Highway 70 SW, Hickory, North Carolina, at ___ _.m. on ____, 2002, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposal described below:

1. APPROVAL OF AGREEMENT AND PLAN OF MERGER: Proposal to approve the Agreement and Plan of Merger dated August 2, 2002 between United Community Bancorp and Community Bancshares, Inc.

     [_] FOR         [_] AGAINST         [_] ABSTAIN

2. OTHER BUSINESS: On such other matters as may properly come before the Special Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

AUTHORITY TO VOTE ON ADJOURNMENT OF SPECIAL MEETING. In the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Merger, the Board of Directors may propose one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. The undersigned hereby:

    [_] GRANTS AUTHORITY TO THE PROXIES TO VOTE IN FAVOR OF ANY SUCH ADJOURNMENT OR ADJOURNMENTS

    [_] WITHHOLDS AUTHORITY FROM THE PROXIES TO VOTE IN FAVOR OF ANY SUCH ADJOURNMENT OR ADJOURNMENTS

          PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE
                   SIDE AND RETURN TO UNITED COMMUNITY BANCORP

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     THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS
DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF BANCORP A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

                                      Dated: _____________________________, 2002


                                      __________________________________________
                                      Signature


                                      __________________________________________
                                      Signature if held jointly


                                      Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

     IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.